Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENPRO INDUSTRIES, INC.
(Exact name of registrant, as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	01-0573945 (I.R.S. Employer) Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 731-1500

ENPRO INDUSTRIES, INC. AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
(Full title of the plan)

Richard L. Magee
Senior Vice President, General Counsel and Secretary
EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Name and address of agent for service)
(704) 731-1523
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate	Amount of
Title of securities to be registered	be registered	per unit	offering price	registration fee

Common stock, $.01 par value (including options under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan and associated preferred stock purchase rights (3))	600,000 (1)	$10.18 (2)	$6,108,000 (2)	$494.14

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2)	In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for the common stock of EnPro Industries, Inc. on August 5, 2003 as reported on the New York Stock Exchange.

(3)	Each share of common stock issued by EnPro Industries, Inc. will have one associated attached preferred stock purchase right under the Rights Agreement, dated as of May 31, 2002, between EnPro Industries, Inc. and The Bank of New York, as Rights Agent.

INCORPORATION BY REFERENCE

     The registration statement registers 600,000 additional shares of common stock of EnPro Industries, Inc. (the “Corporation”), under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan. Shares for this plan have previously been registered on a Form S-8 (Registration No. 333-89580), the contents of which are hereby incorporated by reference.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 8, 2003.

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee

Richard L. Magee
Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ernest F. Schaub Ernest F. Schaub	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2003

/s/ William Dries William Dries	Senior Vice President and Chief Financial Officer	August 8, 2003

/s/ Donald G. Pomeroy II Donald G. Pomeroy II	Vice President and Controller (Principal Accounting Officer)	August 8, 2003

/s/ William R. Holland William R. Holland*	Chairman of the Board and Director	August 8, 2003

/s/ J.P. Bolduc J.P. Bolduc*	Director	August 8, 2003

/s/ Peter C. Browning Peter C. Browning*	Director	August 8, 2003

/s/ Joe T. Ford Joe T. Ford*	Director	August 8, 2003

/s/ James H. Hance, Jr. James H. Hance, Jr.*	Director	August 8, 2003

/s/ Gordon D. Harnett Gordon D. Harnett*	Director	August 8, 2003

*	By:	/s/ Richard L. Magee

(Richard L. Magee, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

4.1	EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan (incorporated by reference to Appendix C to the proxy statement on Schedule 14A filed by the Corporation on March 27, 2003)

4.2	Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (File No. 333-89576))

4.3	Articles of Amendment of the Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 4.4 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (File No. 333-89576))

4.4	Amended Bylaws of the Corporation (incorporated by reference to Exhibit 4.5 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (File No. 333-89576))

4.5	Specimen certificate for shares of common stock, $.01 par value, of the Corporation (incorporated by reference to Exhibit 4.1 to the Corporation’s registration statement on Form 10 (File No. 001-31225))

4.6	Rights Agreement between EnPro Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.7 to the registration statement on Form S-8 filed on May 31, 2002 by the Corporation, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers (File No. 333-89576))

5*	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1*	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney of William R. Holland

24.2*	Power of Attorney of J.P. Bolduc

24.3*	Power of Attorney of Peter C. Browning

24.4*	Power of Attorney of Joe T. Ford

24.5*	Power of Attorney of James H. Hance, Jr.

24.6*	Power of Attorney of Gordon D. Harnett

Items marked with an asterisk are filed herewith.